Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
ALASKA AIR GROUP, INC.

As Amended and in Effect April 30, 2010
(Date of Previous Amendment: September 10, 2009)

ARTICLE I.

REGISTERED OFFICE AND AGENT

The registered office of the corporation is located at Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

ARTICLE II.

STOCKHOLDERS

Section 1. Annual Meetings.

A meeting of stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at such date and time as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings.

Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board and shall be called by the Board of Directors upon written request to the Secretary of one or more holders of record owning not less than 10% of the total number of shares of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting.  A stockholder request for a special meeting shall be directed to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, and shall be accompanied by a written notice setting forth the information required by Section 9 of this Article II as to the business proposed to be conducted and any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such business or nominations.  A special meeting requested by stockholders in accordance with this Section 2 shall be held at such date, time and place within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary.  Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the special meeting request.  A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.  Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting requested by stockholders.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 3. Place of Meetings.

All meetings of stockholders may be held at such places within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting.  In lieu of a holding a meeting of stockholders at a designated place, the Board of Directors, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communications.

Section 4. Notice of Meetings.

Except as otherwise provided by statute, notice of each meeting of stockholders shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.  Such notice shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting), date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted).  The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board of Directors for election.

When a meeting is adjourned to another time and place (if any), notice of the adjourned meeting need not be given if the time and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting in accordance with Section 3 of Article VI of these Bylaws, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date fixed for notice of the meeting.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 5.  Quorum.

At any meeting of stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation.

If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise expressly provided in the Certificate of Incorporation, these Bylaws or applicable law. Each Director shall be elected by the vote of a majority of the votes cast with respect to the Director’s election at any meeting of stockholders for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the notice of the meeting is first sent to the stockholders of the corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Section 2 of Article III of these Bylaws. For purposes of this Section 5, a majority of the votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that Director’s election). In order for a nominee who already serves as a Director to become a nominee of the Board of Directors for further service on the Board of Directors, the Director shall have tendered, prior to the mailing of the proxy statement for the annual or special meeting at which he or she is to be nominated for election as a Director, an irrevocable resignation in accordance with Section 141(b) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) that is contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for that purpose.  In the event a nominee who already serves as a Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision may each consider any factors and other information that they consider appropriate and relevant.  The Director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect to whether to accept or reject his or her resignation. If the Board of Directors accepts a Director’s resignation pursuant to this Section 5, or if a nominee for Director is not elected and the nominee does not already serve as a Director, then the Board of Directors may fill the resulting vacancy in accordance with the provisions of these Bylaws or may decrease the size of the Board of Directors in accordance with the provisions of these Bylaws.  Directors shall hold office until the next annual meeting and until their successors shall be duly elected.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

In the absence of a quorum at any meeting, (i) the chairman of the meeting or (ii) the holders of a majority of the stock entitled to vote, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time in accordance with Section 8 of this Article II, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.

Section 6. Organization.

At each meeting of stockholders, the Chairman of the Board, or in his or her absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of the majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

The Secretary, or in his or her absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the chairman of the meeting.  The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) establishing an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman will permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if the chairman should so determine, any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.

Section 7. Voting.

The stockholders entitled to vote at any meeting of stockholders shall be only persons in whose name shares stand on the stock records of the corporation on the record date for the determination of stockholders entitled to vote at such meeting fixed in accordance with Section 3 of Article VI of these Bylaws.  Unless otherwise provided in the Certificate of Incorporation or as required by law, at each meeting of stockholders, each holder of shares entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 8. Adjournment.

Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chairman of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock entitled to vote, present in person or represented by proxy at the meeting.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9. Notification of Stockholder Business and Nominations.

(A)           Annual Meetings of Stockholders.  Nominations for the election of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the corporation’s notice of meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice required by this Section 9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9.  For any nominations or other proposed business to be properly brought before an annual meeting of stockholders, the stockholder shall have given timely notice thereof in writing to the Secretary setting forth the information required by this Section 9 and any such proposed business (other than nominations for the election of Directors) must constitute a proper matter for stockholder action.  To be timely, written notice of such stockholder’s intent to make such nominations or propose such business must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting, nor later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date of the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Notwithstanding anything to the contrary in the immediately preceding sentence, in the event that the number of Directors to be elected to the Board of Directors of the corporation is increased effective at the annual meeting and there is no public disclosure by the corporation (which may include any public filing by the corporation with the Securities and Exchange Commission) naming the nominees for any additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the date on which such public disclosure is first made by the corporation.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

A stockholder’s notice required by this Section 9 shall set forth (1) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (b) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and a representation that the stockholder will notify the corporation in writing of the class and number of such shares owned by such stockholder and beneficial owner as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting; (c) a representation that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or proposal; (d) a description of any agreement, arrangement or understanding with respect to such nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that such stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting; (e) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, hedging transactions, convertible securities, stock appreciation or similar rights and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and/or beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or beneficial owner with respect to shares of stock of the corporation, and a representation that the stockholder will notify the corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for determination of stockholders entitled to vote at the meeting no later than the earlier of five (5) days following the record date for determination of stockholders entitled to vote at the meeting or the opening of business on the date of the meeting; (f) a representation whether such stockholder and/or beneficial owner intends, or is part of a group which intends, to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding shares required to elect the nominee or adopt the proposal and/or otherwise to solicit proxies from stockholders in support of such nomination or proposal; and (g) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  and the rules and regulations promulgated thereunder;

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

(2) as to each person whom the stockholder proposes to nominate for election as Director (a) such information regarding each nominee as would have been required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in an election contest, or is otherwise required had each nominee been nominated by the Board of Directors, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (b) the written consent of each nominee to being named in the proxy statement as a nominee and to serve as a Director if elected; and (3) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.  The foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder with respect to business other than a Director nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(B)           Special Meetings of Stockholders.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who is a stockholder of record at the time the notice required by this Section 9 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9.  Nominations by stockholders of persons for election as Directors may be made at any special meeting called pursuant to Section 2 of this Article II if written notice of such stockholder’s intent to make such nominations is received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting, nor later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date of the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting, and such notice sets forth the information required by paragraph (A) of this Section 9.

A stockholder may propose other business at a special meeting of stockholders only in accordance with Section 2 of this Article II.

(C)           General.  Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as Directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.  The chairman of any meeting of stockholders to elect Directors and the Board of Directors shall refuse to recognize the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.  For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or transmission, at the meeting of stockholders.

In addition, notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including paragraphs (A) and (B) hereof), and compliance with paragraphs (A) and (B) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of paragraph (A), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act).  Nothing in this Section 9 shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (2) of the holders of any series of preferred stock, if any, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

For purposes of this Section 9, the “Originally Scheduled Date” of any meeting of stockholders shall be the date such meeting is scheduled to occur in the notice first given to stockholders regardless of whether such meeting is continued or adjourned or whether any subsequent notice is given for such meeting or the record date of such meeting is changed.

ARTICLE III.

BOARD OF DIRECTORS

Section 1. Number, Qualification and Term of Office.

A majority of the members of the Board of Directors shall not be employees of the corporation. These Bylaws shall not be amended to change the requirement for a majority of outside Directors unless approved by a vote of the stockholders, or by a vote of a majority of the outside Directors, but in no case prior to September 14, 1995. The number, qualification and term of office of the Directors shall be as set forth in the Certificate of Incorporation.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 2. Vacancies.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board of Directors.

Section 3. Resignations.

Any Director may resign at any time upon notice in writing or by electronic transmission to the corporation. Such resignation shall take effect when the notice is delivered or at any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 4. Meetings.

Meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Chief Executive Officer or a majority of the Board of Directors. The Board of Directors may hold its regular meetings at such place within or without the State of Delaware as the Chairman of the Board or in his or her absence a majority of Directors from time to time may determine.  Special meetings of the Board of Directors may be held at any place within or without the State of Delaware as designated in the notice of meeting.

Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.  Notice of each special meeting shall be given by the Chairman of the Board, the Chief Executive Officer, the Secretary or any Assistant Secretary or their delegates to each Director by mail at least four (4) days prior to the time fixed for the meeting, or personally or by telephone, facsimile transmission, electronic mail or other means of electronic transmission at least twenty-four (24) hours prior to the time fixed for the meeting, unless, in case of exigency, the Chairman of the Board shall prescribe a shorter notice.  Notice of a meeting need not be given to a Director (i) who waives (in writing or by electronic transmission) notice of or consents to holding of the meeting or approves the minutes thereof, whether before or after the time of the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.  The notice of meeting shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 5. Quorum and Manner of Acting.

Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time or place.  If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting will be given before the adjournment meeting takes place, in the manner specified in Section 4 of this Article III, to the Directors who were not present at the time of the adjournment.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 6. Organization.

At every meeting of the Board of Directors, the Chairman of the Board or in his or her absence, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 7. Consent of Directors in Lieu of Meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing or by electronic transmission, and such written consent or transmission is filed with the minutes of the proceedings of the Board or committee.

Section 8. Telephonic Meetings.

Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

ARTICLE IV.

COMMITTEES OF THE BOARD OF DIRECTORS

Section 1. Committees.

The corporation hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law.  The Board of Directors may, by resolution passed by a majority of the Directors, designate one or more committees, consisting of one or more Directors, as it may from time to time determine, and each such committee shall serve for such term and shall have and may exercise such duties, functions and powers which are not inconsistent with applicable law as the Board of Directors may from time to time prescribe. The Chairman of each such committee shall be designated by the Board of Directors.

Section 2. Meetings; Books and Records.

Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws applicable to meetings and actions of the Board, with such changes in the context of such sections of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time and date of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and that special meetings of committees may also be called by resolution of the Board of Directors.  Each committee shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 3. Quorum and Manner of Action.

At each meeting of any committee the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.

ARTICLE V.

OFFICERS

Section 1. Number.

The officers of the corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, a Secretary, and such other officers, including but not limited to a Treasurer, as may be elected by the Board of Directors.  In addition to officers elected by the Board of Directors in accordance with the foregoing sentence, the corporation may have one or more appointed Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as may be designated from time to time and appointed by the Board of Directors or the Chairman of the Board. Any number of offices may be held by the same person.

Section 2. Election, Term of Office and Qualifications.

The officers of the corporation shall serve at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until he or she shall have died, resigned or been removed in the manner hereinafter provided.

Section 3. Resignations.

Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall take effect on the date of its receipt, or on any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removals.

Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any officer appointed by the Chairman of the Board may be removed, with or without cause, by the Chairman of the Board or the Board of Directors. In either case, an officer’s removal shall be without prejudice to the contract rights, if any, of the person so removed.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 5.  Vacancies.

Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these Bylaws for regular election or appointment to such office.

Section 6. Compensation of Officers.

Subject to applicable law, the compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors, by a committee of the Board of Directors to whom such authority has been delegated or by the Chairman of the Board when so authorized by the Board of Directors, and the compensation of all officers appointed by the Chairman of the Board shall be set by the Chairman of the Board or as designated by the Board of Directors.

Section 7. Chairman of the Board.

The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. The Chairman of the Board shall, if present, preside at each meeting of the stockholders of the Board.  He or she shall perform all duties incident to the office of Chairman of the Board and Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or these Bylaws.  The Chairman of the Board shall have the power to vote all securities of any other entity held by the corporation, except as may be otherwise determined by the Board.

Section 8. President.

The President shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, subject, however, to the direction of the Chairman of the Board. The President shall perform all duties incident to the office of President and such other duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board or these Bylaws.

Section 9. Chief Financial Officer.

The Chief Financial Officer shall control, audit and arrange the financial affairs of the corporation, consistent with the responsibilities delegated to him or her by the Chairman of the Board or the President.  The Chief Financial Officer or the Treasurer or one or more Assistant Treasurers shall receive and deposit all monies belonging to the corporation and shall pay out the same only in such manner as the Board of Directors may from time to time determine.  The Chief Financial Officer shall have such other duties as may be assigned to him or her by the Board of Directors.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 10. Secretary.

The Secretary or one or more Assistant Secretaries shall attend all meetings of the Board and all meetings of stockholders and act as secretary thereof, and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board when required. The Secretary shall be given other duties as pertain to his or her office. The Secretary shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors, affix it, when required, to any instrument. An Assistant Secretary shall perform the duties of the Secretary in the event of his or her absence or disability and shall perform such other duties as may be imposed upon him or her by the Board of Directors.

Section 11. Absence or Disability of Officers.

In the absence or disability of the Chairman of the Board, the President or the Chief Financial Officer, the Board of Directors may designate, by resolution, individuals to perform their duties. The Board of Directors may also delegate this power to a committee.

ARTICLE VI.

STOCK CERTIFICATES AND TRANSFER THEREOF

Section 1. Stock Certificates.

The shares of the corporation shall be represented by certificates, provided that the Board of Directors may authorize by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of, the corporation by the Chairman of the Board or the President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares, and the class and series thereof, owned by the stockholder in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Lost, Destroyed or Mutilated Certificates; Transfers of Stock.

In the case of loss or destruction of a certificate of stock, no new certificate or uncertificated shares shall be issued in lieu thereof except upon satisfactory proof to the Secretary of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation, if such is deemed to be required.

In addition, shares of capital stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of capital stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, or other matters as the corporation may reasonably require, and the payment of all taxes thereon.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 3. Record Date.

In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof or entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not (A) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (B) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board shall fix a record date for determining the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty (60) days prior to such other action.

ARTICLE VII.

INDEMNIFICATION

Section 1. Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article VII with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right and, in accordance with and subject to the provisions of Section 2 of this Article VII, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 2. Advance of Expenses.

The corporation will advance to any person eligible for indemnification pursuant to Section 1 of this Article VII, prior to the final disposition of the proceeding, all expenses reasonably incurred by any such person in connection with defending such proceeding, upon receipt of a request therefor; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. Notwithstanding the foregoing, the obligation of the corporation to advance costs and expenses pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent the corporation determines, at any time prior to the final disposition of the proceedings, that the indemnitee would not be permitted to be indemnified under applicable law, the corporation shall be entitled to be reimbursed, within thirty (30) days of such determination, by the indemnitee (who shall agree to reimburse the corporation as a condition to receipt of any such advances) for all such amounts theretofore paid; provided, however, that if the indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee may be indemnified under applicable law, any determination made by the corporation that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse the corporation for any advance of costs or expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

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Amended and Restated Bylaws

Section 3.  Right of Indemnitee to Bring Suit.

If a claim under Section 1 or Section 2 of this Article VII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article VII upon submission of a written claim (and, in an action brought to enforce a claim for advancement of expenses, where the required undertaking is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 4. Nonexclusivity of Rights; Amendment or Repeal.

The right to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or disinterested Directors or otherwise. A right to indemnification or to advancement of expenses arising under a provision of this Article VII shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 5. Insurance, Contracts and Funding.

The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may without further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.

Section 6. Persons Serving Other Entities.

Any person who is or was a Director or officer of the corporation who is or was serving as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section 1 and Section 2 of this Article VII.  The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

Section 7. Indemnification of Employees and Agents of the Corporation.

The corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to any employee or agent, or any group or groups of employees or agents, of the corporation with the same scope and effect as the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.

Section 8. Severability.

If any provision or provisions of this Article VII will be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII.

CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1. Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors or by such officers of the corporation as may be designated by the Board of Directors to make such determination. Such authority may be general or confined to specific circumstances.

Section 2. Deposits.

All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, any officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.

Alaska Air Group, Inc.  April 30, 2010
Amended and Restated Bylaws

ARTICLE IX.

NOTICES

Whenever notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, or by other means of written communication, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the books of the corporation or as given by such person to the corporation for the purpose of notice, with postage thereon prepaid, and if by mail, such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Except as otherwise required by law, notice may also be given personally, or by telephone, electronic mail, facsimile transmission, or other electronic transmission. Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Electronic mail notice shall be deemed to be given when directed to an electronic mail address at which such person has consented to receive notice. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice.  Notice given by posting on an electronic network together with a separate notice of such specific posting shall be deemed to be given upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting.  Other electronic transmission notice shall be deemed to be given when directed to such person in the manner in which such person has consented to receive such notice.  For a notice to stockholders, notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the Delaware General Corporation Law.

ARTICLE X.

AMENDMENTS

These Bylaws may be altered or repealed and new Bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal Bylaws, including Bylaws made or amended by the Board of Directors, or to adopt new Bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon at any meeting of stockholders, provided that notice of the proposed action be included in the notice of such meeting.  Except as otherwise provided by the Delaware General Corporation Law, any Bylaws made or altered by the stockholders may be altered or repealed by either the Board of Directors or the stockholders.

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